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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☒ Soliciting Material Pursuant to §240.14a-12

Colorado MEDtech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	NEWS
May 22, 2003	NASDAQ-CMED

COLORADO MEDTECH, INC. AGREES TO
FIX MERGER PRICE AT $4.75 PER SHARE

BOULDER, Colorado — Colorado MEDtech, Inc. (NASDAQ: CMED) announced today that it has amended the previously announced merger agreement between the Company and CIVCO Holding, Inc., an affiliate of KRG Capital Partners LLC, in order to fix the price per share to be paid to Company shareholders in the merger at $4.75 per share.

The previous agreement required a formula to calculate aggregate purchase price. The formula provided for a purchase price of $62,500,000 plus Colorado MEDtech cash, net of any remaining contingent and certain other liabilities at the time of closing, divided by the number of shares outstanding.

In connection with the amendment, the parties agreed to use their reasonable best efforts to close the merger by June 30, 2003 but also extended the date by which the merger must be consummated to August 15, 2003. CIVCO Holding also agreed that any facts or circumstances of which it had actual knowledge on the date of the amendment would not be deemed to constitute a material adverse change in the Company’s business. Consummation of the merger remains subject to certain conditions, including approval by the Company’s shareholders and certain other customary closing conditions.

“The prior formula required the Company and the buyer to determine levels of cash and contingent and other liabilities shortly before closing of the merger,” said Stephen K. Onody, Chairman and CEO. “This amendment provides more certainty regarding the merger consideration that shareholders would receive under the merger agreement. We are working to close the merger by June 30, 2003, but, to remove time pressure on the parties, have extended the date by which the merger must be consummated to August 15, 2003.”

Colorado MEDtech, Inc., through its CIVCO Medical Instruments Co., Inc. subsidiary, is a full service developer and manufacturer of medical devices and equipment for the ultrasound and minimally invasive OEM and end-user markets.

Forward-Looking Statements

The statements in this news release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as “believes’’, “intends’’, “estimates”, “may”, “will’’, “should’’, “anticipated’’, “expected” or comparable terminology or by discussions of strategy. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk that the Company’s shareholders may not approve the merger transaction, the risk that a material adverse change in the Company’s business may prevent the merger from closing, the risk that the Company’s existing level of orders may not be indicative of the level or trend of future orders, the risk that the Company may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial performance, the risk of an adverse result in pending or potential litigation, the risks associated with regulation by the Federal Food and Drug Administration including compliance with the Quality System Regulation, and the risk that a downturn in general economic conditions or customer budgets may adversely affect research and development and capital expenditure budgets of potential customers upon which the business of the Company is dependent or the risk that the Company may otherwise be unable to successfully complete the merger transaction. Should one or more of these risks, as well as others not known to us or not considered to be material at this time, materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. These factors are more fully described below and in our documents filed from time to time with the Securities and Exchange Commission. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

Colorado MEDtech, Inc. plans to mail a proxy statement to its shareholders containing information about the sale of the Company to CIVCO Holding (the “Merger”). Investors and shareholders of Colorado MEDtech, Inc. are advised to read the proxy statement carefully when it becomes available because it will contain important information about the Merger, the persons soliciting proxies related to the Merger, their interests in the Merger, and related matters. Investors and shareholders may obtain free copies of the proxy statement (when available) and other documents filed by Colorado MEDtech at the Securities and Exchange Commission’s website at http://www.sec.gov. Free copies of the proxy statement will also be available from Colorado MEDtech by directing such requests to the attention of Mr. Peter J. Jensen, Secretary, Colorado MEDtech, Inc., 345 S. Francis St., Unit F, P.O. Box 819, Longmont, CO 80502-0819, telephone (303) 651-2648.

Information Concerning Participants

Colorado MEDtech and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Colorado MEDtech shareholders in favor of the Merger. Information regarding the participants is included in Colorado MEDtech’s Proxy Statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission on October 11, 2002 and its preliminary Proxy Statement for its Special Meeting of Shareholders filed with the Securities and Exchange Commission on April 11, 2003. This document is available free of charge at the SEC’s website at http://www.sec.gov and from Colorado MEDtech.

CONTACTS:

Colorado MEDtech, Inc.
Stephen K. Onody, President and CEO	Telephone: 303.530.2660
Gregory A. Gould, CFO	Fax: 303.581.1010
Website: www.cmed.com	Email: cmedinfo@cmed.com